EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                              Jurisdiction of
                                               incorporation       % of Voting
          NAME OF CORPORATION                 or organization  Securities Held
          -------------------                 ---------------  ---------------

Kronos, Inc.                                  Delaware                     100
  Kronos (US) Inc.                            Delaware                     100
  Kronos International, Inc.                  Delaware                     100
    NL Industries GmbH & Co. OHG              Germany                      100
      Kronos Titan GmbH & Co. OHG             Germany                      100
        Unterstutzungskasse Kronos Titan-GmbH Germany                      100
    Kronos Chemie-GmbH                        Germany                      100
    Kronos World Services S.A./N.V.           Belgium                      100
    Kronos Canada, Inc.                       Canada                       100
    2969157 Canada Inc.                       Canada                       100
    Societe Industrielle Du Titane, S.A.      France                        93
    Kronos Limited                            United Kingdom               100
    Kronos Denmark ApS                        Denmark                      100
      Kronos Europe S.A./N.V.                 Belgium                      100
        Kronos B.V.                           Holland                      100
      Kronos Norge A/S                        Norway                       100
        Kronos Titan A/S                      Norway                       100
        Titania A/S                           Norway                       100
          The Jossingfjord Manufacturing
           Company A/S                        Norway                       100
  Kronos Louisiana, Inc.                      Delaware                     100
    Louisiana Pigment Company, L.P.           Delaware                      50(a)
NL Capital Corporation                        Delaware                     100
  Bentone Sud, S.A.                           France                       100
  RK Export, Inc.                             Barbados                     100(b)
Other:
  NL Industries (USA), Inc.                   Texas                        100
  NLO, Inc.                                   Ohio                         100
  Salem Lead Company                          Massachusetts                100
  Sayre & Fisher Land Company                 New Jersey                   100
  153506 Canada Inc.                          Canada                       100
  NL Industries Chemie, GmbH                  Germany                      100
  NL Environmental Management Services, Inc.  New Jersey                    78(c)
  The 1230 Corporation                        California                   100
  United Lead Company                         New Jersey                   100
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(a)   Unconsolidated joint venture accounted for by the equity method.
(b)   Registrant indirectly owns 100% with 50% owned by Kronos, Inc. and 50%
owned by NL Capital Corporation.
(c)   Formerly National Lead Company, registrant directly owns 56% and indirectly owns 22% via 153506 Canada, Inc.